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                                   EXHIBIT 3.2


                                  STATEMENT OF
                    RESOLUTION ESTABLISHING SERIES OF SHARES


TO THE SECRETARY OF STATE
  OF THE STATE OF TEXAS:


         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

                  1. The name of the corporation is ICO HOLDINGS, INC (the "Corporation").

                  2. The following resolution, establishing and designating a series of shares and fixing and determining the preferences, limitations, and relative rights thereof, was duly adopted by the Board of Directors of the Corporation on March 30, 1998:

                     RESOLVED, that the Board of Directors of the Corporation
                  hereby adopts the Statement of Designations Establishing the $6.75 Convertible Exchangeable Preferred Stock designating and establishing the Convertible Exchangeable Preferred Stock with respect to its terms and conditions in accordance with authority provided the Directors through the Articles of Incorporation as follows:



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                     STATEMENT OF DESIGNATIONS ESTABLISHING
                 $6.75 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


         SECTION 1. DESIGNATION; NUMBER OF SHARES. The shares of the series authorized by this resolution shall be designated as "$6.75 Convertible Exchangeable Preferred Stock" (the "Preferred Stock"). The number of shares initially constituting such series shall be limited to Three Hundred Forty-Five Thousand (345,000). Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding. The liquidation value of the Preferred Stock shall be $100.00 per share.

         SECTION 2. DIVIDENDS.

         (a) The holders of Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividend at the rate of $6.75 per share per annum, and no more, payable in equal quarterly payments on March 31, June 30, September 30 and December 31 in each year, commencing December 31, 1993, except that if such date is not a business day then such dividend shall be payable on the next succeeding business day (the "Dividend Payment Date" or "Dividend Payment Dates") (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are authorized or required by law to close in the City of Cleveland, Ohio or in the City of Houston, Texas). Such dividends shall be cumulative (whether or not declared) and shall accrue, without interest, from the first day of the quarter in which such dividend may be payable as provided herein, except that with respect to the first quarterly dividend, such dividend shall accrue from the date of issuance of such shares of Preferred Stock. Dividends shall be payable to holders of record as they appear on the share transfer records of the Corporation on such record dates as may be fixed by the Board of Directors, not more than sixty days nor less than 10 days preceding such Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than sixty days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable on shares of Preferred Stock for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in this subsection (a). Dividends payable on the Preferred Stock for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.

         (b) If dividends upon any shares of Preferred Stock, or any other outstanding class or series of stock of the Corporation ranking on a parity with the Preferred Stock as to dividends, are in arrears, all dividends or other distributions declared upon each class or series of such stock (other than dividends paid in stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on the Preferred Stock and such class or series bear to each other the same ratio that the accrued and unpaid dividends per share on the shares of the Preferred Stock and such class or series bear to each other. Except as set forth above, if dividends upon any shares of Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Preferred Stock as to dividends, are in arrears: (i) no dividends (in cash, stock or other property) may be paid, declared or set aside for payment or any other distribution made on any stock of the Corporation ranking junior to the Preferred Stock as to dividends (other than dividends or distributions in stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and upon liquidation, dissolution or winding up; and (ii) no stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends and upon liquidation, dissolution and winding up may be redeemed, purchased or otherwise acquired pursuant to a sinking fund or




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otherwise, except by conversion of such stock into, or exchange of such stock for, stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

         (c) No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are accrued but unpaid. Dividends paid on shares of Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         SECTION 3. CONVERSION RIGHTS.

         (a) Each share of Preferred Stock shall be convertible, at any time, at the option of the holder thereof (but if such share is called for redemption pursuant to Section 6 or is called for exchange pursuant to Section 8, then only to and including but not after the close of business on the date fixed for such redemption or exchange, provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) or in the exchange of such share, as the case may be, shall have occurred and be continuing on the date fixed for such redemption or exchange, as the case may be, in which case such right of conversion shall be reinstated) into that number of fully paid and non-assessable shares of the common stock, no par value per share (the "Common Stock"), of the Corporation (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $100.00 by the Conversion Price then in effect.

         The Conversion Price shall initially be $9.125.

         (b) In order to exercise the conversion privilege, the holder of shares of Preferred Stock shall surrender the certificate(s) representing such shares, which certificate(s), if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by transfer instrument(s) sufficient to transfer the Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation (the "Conversion Agent") and shall give written notice to the Corporation at such office that the holder elects to convert such shares. The initial Conversion Agent shall be Society National Bank, the transfer agent for the Preferred Stock. Such notice shall also state the name(s), together with address(es), in which the certificate(s) for shares of Common Stock shall be issued. As promptly as practicable after the surrender of such shares of Preferred Stock as aforesaid, the Corporation shall issue and deliver at the office of such Conversion Agent to such holder, or on his written order, certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided for below. Certificates will be issued for the balance of any remaining shares of Preferred Stock in any case in which fewer than all of the shares of Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Preferred Stock shall have been surrendered and notice received by the Corporation as aforesaid, and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such person(s) shall be deemed to have become such holder(s) of record of the Common Stock at the close of business on such later day. In either


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circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the Corporation.

         In the case of any share of Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Preferred Stock and prior to the Dividend Payment Date with respect to such dividend, the dividend due on such Dividend Payment Date shall be payable to the holder of record of such share as of such record date notwithstanding such conversion prior to the Dividend Payment Date or the default by the Corporation in the payment of the dividends due on such Dividend Payment Date. Shares of Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Preferred Stock to the opening of business on the Dividend Payment Date with respect to such dividend shall (except in the case of shares of Preferred Stock which have been called for redemption on a Redemption Date within such period) be accompanied by payment in immediately available funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Preferred Stock being surrendered for conversion. The dividend with respect to a share of Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date with respect to the payment of a dividend on the Preferred Stock to and including the Dividend Payment Date with respect to such dividend shall be payable on such Dividend Payment Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Preferred Stock after such record date and prior to such Dividend Payment Date, and the holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion for accrued and unpaid dividends on the Preferred Stock or for dividends on the Common Stock issued upon conversion.

         (c) No fractional shares or scrip representing fractional shares of Common Stock shall be issued by the Corporation upon the conversion of any share(s) of Preferred Stock. Any fractional share of Common Stock resulting from conversion of any share(s) of Preferred Stock shall be paid in cash (computed to the nearest cent) based on the last reported sales price (or closing bid price if no sale occurred) of the Common Stock on the last Trading Day prior to which such share or shares of Preferred Stock are surrendered and received for conversion in the manner set forth above on the NASDAQ National Market System ("NASDAQ NMS") (or, if the Common Stock is not then traded on the NASDAQ NMS, the national securities exchange on which the Common Stock is listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, such other similar system of automated dissemination of quotations of securities prices). If more than one certificate representing shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock represented by such certificates that are to be converted. As used herein, the term "Trading Day" means (x) if the Common Stock is admitted for trading on the NASDAQ NMS, days on which trades may be made on such system; or (y) if the Common Stock is not so admitted for trading but is listed or admitted for trading on a national securities exchange or, if not listed or admitted to trading on any national securities exchange, on such other similar system of automated dissemination of quotations of securities prices, days on which trades have occurred.

         (d) The Conversion Price shall be adjusted from time to time as follows:

             (i) In case the Corporation shall pay a dividend or make any other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such


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         dividend or other distribution shall be reduced by multiplying such
         Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

             (ii) In case the Corporation shall issue rights, warrants or other securities convertible into Common Stock to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or convertible securities, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, warrants or convertible securities in respect of shares of Common Stock held in the treasury of the Corporation.

             (iii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) shares of capital stock of the Corporation (other than Common Stock), (B) evidences of its indebtedness and/or (C) cash or other assets (excluding any rights, warrants or convertible securities referred to in subsection (ii) above, any dividend payable solely in cash out of the surplus of the Corporation and any dividend or distribution referred to in subsection
         (i) above), then in each case the Conversion Price shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on such record date less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any


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         Conversion Agent) of the portion of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 3) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date.

             (v) The reclassification or change of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which subsection
         (ix) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (ii) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be within the meaning of subsection (iii) above).

             (vi) For the purpose of any computation under subsections (ii) and
         (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the last reported sale price (or closing bid price if no sale occurred) for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question on the NASDAQ NMS (or, if the Common Stock is not then traded on the NASDAQ NMS, the national securities exchange on which the Common Stock is listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, on such other similar system of automated dissemination of securities prices).

             (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustment shall be required and made in accordance with the provisions of Section 3 (other than this clause
         (vii)), not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. Anything in this clause (vii) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 3, as in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Corporation to its shareholders shall be a tax free distribution for federal income tax purposes. All calculations shall be made to the nearest cent.

             (viii) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly mail a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same. The certificate shall be mailed to each holder of shares of Preferred Stock at their last address as the same appears on the stock transfer books of the Corporation and to the Conversion Agent.


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             (ix) In case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of a share of Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an affiliate of a constituent entity and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by holders of Common Stock other than a constituent entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (ix) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. Any such adjustment shall be evidenced by a certificate of independent public accountants and a notice of such adjustment filed and mailed in the manner set forth in subsection (viii) above, and each containing the information set forth in such subsection (viii); and any adjustment so certified shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

             (x) For purposes of this Section 3, "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. However, subject to the provisions of subsection (ix) above, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Preferred Stock by the Corporation, or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.



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             (xi) In case:

                  (A) the Corporation shall take any action that would result in an adjustment to the Conversion Price; or

                  (B) of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (C) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Preferred Stock at each such holder's last address as the same appears on the books of the Corporation, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such actions, or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined, or (2) the date on which such consolidation merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (A) through (C) above.

         SECTION 4. GENERAL CLASS AND SERIES VOTING RIGHTS. Except as provided in this Section 4 and in Section 5 hereof or as specifically required by the laws of the State of Texas or by the provisions of the Articles of Incorporation of the Corporation, as amended, the Preferred Stock shall have no voting rights. The shares of Preferred Stock shall have the following voting rights:

                (a) So long as any shares of Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of the shares of Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                    (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior (as that term is hereinafter defined in this Section 4) to the Preferred Stock; or

                    (ii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation or of these resolutions which would alter, change or repeal the powers, preferences, or special rights of the shares of the Preferred Stock so as to affect them adversely; provided, however, that the unanimous vote or consent of the shares of the Preferred Stock outstanding shall be necessary to effect any amendment to these resolutions that would (A) except as otherwise permitted by Section 3, increase the Conversion Price; (B) reduce the annual cash dividends payable on the shares of the Preferred Stock, (C) extend the Dividend Payment Dates, (D) reduce the Redemption Price payable pursuant to Section 6, or (E) modify the terms of Section 9.


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                (b) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                (c) For purposes of this resolution, any class or series of stock of the Corporation shall be deemed to rank:

                    (i) prior to the Preferred Stock as to dividends or as to
                distribution of assets upon liquidation, dissolution or winding up if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock;

                    (ii) on a parity with the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per shares thereof shall be different from those of the Preferred Stock, if the holders of such class or series of stock and the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

                    (iii) junior to the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Common Stock or if the holders of the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

                (d) The holders of Preferred Stock shall also be entitled to vote on certain amendments or supplements to the Indenture establishing the 6.75% Convertible Subordinated Debentures due 2003, of the Corporation, for which the Preferred Stock may be exchanged as described in Section 8 hereof and as provided in Article Nine of such Indenture.

         SECTION 5. DEFAULT VOTING RIGHTS.

         (a) Whenever, at any time or times, dividends payable on the shares of Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the holders of the outstanding shares of Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Corporation.

         (b) At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held. Upon the vesting of such right with the holders of Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Preferred Stock as hereinafter set forth. The right of the holders of Preferred Stock, voting separately as a class to elect members of the Board of Directors of the Corporation as aforesaid, shall continue until such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         (c) Whenever the voting right described in subsection (a) above shall have vested in the holders of the Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Preferred Stock called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

         (d) At any time when the voting right described in subsection (a) above shall have vested in the holders of the Preferred Stock, and if the right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of the shares of the Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding of annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If the meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing it within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of the shares of the Preferred Stock then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided for in this subsection (d). Any holder of the Preferred Stock shall have access to the share transfer books of the Corporation as permitted under the Texas Business Corporation Act for the purpose of causing a meeting of the shareholders to be called pursuant to the provisions of this subsection (d). Notwithstanding the provisions of this subsection (d), however, no such special meeting shall be held during a period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

         (e) At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 50% of the then outstanding shares of the Preferred Stock shall be required and be sufficient to constitute a quorum of the holders of the Preferred Stock for the election of directors. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock and (ii) in the absence of a quorum of the holders of the Preferred Stock, a majority of the holders present in person or by proxy of the Preferred Stock shall have the power to adjourn the meeting, or appropriate portion thereof for the election of directors which the holders of the Preferred Stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board or the President of the Corporation shall preside at any such meeting.

         (f) Each director elected by the holders of shares of Preferred Stock shall continue to serve as a director until such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid or declared and funds set aside to provide for payment in full, at which time the term of office of all persons elected as directors by the holders of shares of Preferred Stock shall forthwith terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. Whenever the term of office of the directors elected by the holders of Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Preferred Stock as provided in this Section 5 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section 5.

         SECTION 6. OPTIONAL REDEMPTIONS.

         (a) The Corporation may at its option, at any time during the twelve-month periods beginning on or after December 31, in the years indicated below, redeem all, or any number less than all, of the outstanding shares of Preferred Stock, provided, that the Preferred Stock may not be redeemed, in whole or in part, prior to December 31, 1996. All redemptions of shares of Preferred Stock shall be effected at the applicable redemption prices set forth below:

            If Redeemed During the                          Redemption Price
         Twelve-Month Period Beginning                          Per Share
         -----------------------------                          ---------
              December 31, 1996                                  $105.00
              December 31, 1997                                   104.00
              December 31, 1998                                   103.00
              December 31, 1999                                   102.00
              December 31, 2000                                   101.00
              December 31, 2001                                   100.00


and thereafter at $100.00 per share plus, in each case, an amount equal to all dividends (whether or not declared) accrued and unpaid on such share of Preferred Stock to the date fixed for redemption.

         (b) The Corporation may not purchase, redeem or otherwise acquire for value any shares of Preferred Stock or shares of any other series of preferred stock then outstanding ranking on a parity with or junior to the Preferred Stock unless all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid or declared and a sum sufficient for the payment thereof set apart. No sinking fund shall be established for the Preferred Stock.

         (c) Notice of any proposed redemption of shares of Preferred Stock shall be mailed to each record holder of the shares of Preferred Stock to be redeemed at least 30 but not more than 60 days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall set forth the following:

             (i) the Redemption Date;

             (ii) the Redemption Price;

             (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive the Redemption Price;

             (iv) the shares of Preferred Stock to be redeemed;

             (v) the then effective Conversion Price;

             (vi) the price of the Common Stock on the last Trading Day prior to the date of the notice; and

             (vii) that the right of holders of shares of Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the date fixed for redemption (provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing).

         Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. If less than all the outstanding shares of Preferred Stock are to be redeemed, the Corporation will select those to be redeemed ratably or by lot in a manner determined by the Board of Directors. In order to facilitate the redemption of the Preferred Stock, the Board of Directors may fix a record date for determination of holders of Preferred Stock to be redeemed, which shall not be more than 30 days prior to the Redemption Date with respect thereto.

         The holder of any shares of Preferred Stock redeemed pursuant to this
Section 6 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such share of Preferred Stock and (ii) transfer instrument(s) sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Preferred Stock after the Redemption Date.

         At the close of business on the Redemption Date for any share of Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such shares has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 6, subject to applicable escheat laws.

         In the event that any shares of Preferred Stock shall be converted into Common Stock prior to the Redemption Date pursuant to Section 3, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 3 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related Dividend Payment Date).

         Notwithstanding the foregoing provisions of this Section 6, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Preferred Stock is past due, (i) no share of the Preferred Stock may be redeemed, except by means of a redemption pursuant to which all outstanding shares of the Preferred Stock are simultaneously redeemed and all accrued dividends paid and (ii) the Corporation shall not purchase or otherwise acquire any shares of the Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock.

         SECTION 7. RANK; LIQUIDATION. Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 7, a "Liquidation"), the holders of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $100.00 per share of Preferred Stock then held by such shareholder plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Preferred Stock. The shares of Preferred Stock shall rank prior to the shares of Common Stock and any other class or series of stock of the Corporation ranking junior to the Preferred Stock, so that the holders of the Preferred Stock shall receive the full amount to which they shall be entitled before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Preferred Stock in respect of distributions upon the Liquidation of the Corporation.

         If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Preferred Stock and any other stock of the Corporation ranking on a parity with the Preferred Stock upon Liquidation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Preferred Stock and all other stock ranking on a parity with the Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

         The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation of the purposes of this Section 7 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

         The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 7 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

         After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

         SECTION 8. EXCHANGE.

         (a) The shares of Preferred Stock may be exchanged, in whole but not in part, at the option of the Corporation, for its 6.75% Convertible Subordinated Debentures due 2003 (the "Debentures") on any Dividend Payment Date commencing on December 31, 1995. The Debentures are to be issued under an Indenture (the "Indenture") currently anticipated to be entered into between the Corporation and Texas Commerce Trust Company, National Association, as trustee (together with any successor trustee, the "Trustee"), which will be substantially in the form filed as an exhibit to the Corporation's Registration Statement on Form S-2 (Registration No. 33-70634) as filed with the Securities and Exchange Commission on October 21, 1993, completed as set forth therein and with such changes as may be required by law or usage. Holders of the outstanding shares of Preferred Stock will be entitled to receive $1,000.00 principal amount of the Debentures in exchange for each ten shares of Preferred Stock held by them at the time of exchange, provided that such exchange may not occur unless all accrued and unpaid dividends on the Preferred Stock through the Dividend Payment Date established as the exchange date have been paid or set aside for payment. Any such exchange shall be effected in the same manner, and upon the same notice, as a redemption of the Preferred Stock pursuant to Section 6, as aforesaid. Upon any such exchange, the shares of Preferred Stock shall (provided such exchange is duly and properly effected) be deemed to cease to be outstanding, as of the close of business on the date established for such exchange, and all rights of any holder thereof shall be extinguished except the right to receive Debentures in exchange therefor and the right to receive accrued and unpaid dividends on such shares of Preferred Stock to the date established for such exchange. As in the case of a redemption of shares of Preferred Stock pursuant to Section 6, holders of shares of Preferred Stock must surrender such shares in order to receive the Debentures for which such shares have been exchanged, but upon such surrender such holders will be entitled to receive all interest accrued and unpaid on such Debentures from the date of exchange at the time and in the manner that such interest would be paid in the ordinary course pursuant to the Indenture pursuant to which such Debentures shall be issued. Dividends due on the shares of Preferred Stock on the Dividend Payment Date on which the exchange is effected will be mailed to holders in the regular course.

         (b) No exchange of the Preferred Stock for Debentures may be effected unless prior to such exchange the Corporation causes to be delivered to the Trustee under the Indenture pursuant to which such Debentures shall be issued:
(i) a certificate of the President or any Vice President of the Corporation, reasonably satisfactory to the Trustee, to the effect that the Debentures are valid and binding obligations of the Corporation in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, whether considered in a proceeding at law or in equity, and that all necessary corporate and governmental approvals for the issuance of the Debentures have been obtained and
(ii) an opinion of counsel to the Corporation, reasonably satisfactory to the Trustee, to the same effect as the foregoing certificate. Such certificate and opinion shall be available for inspection during normal business hours by the holders of the Preferred Stock upon request to the Trustee.

         SECTION 9. SPECIAL CONVERSION RIGHTS.

         (a) Change of Control. Upon the occurrence of a Change of Control (as defined in paragraph (e) below) with respect to the Corporation, each holder of Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's Preferred Stock into Common Stock of the Corporation at an adjusted conversion price per share equal to the Special Conversion Price (as defined in paragraph (e) below). The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holder with cash equal to the Market Value (as defined in paragraph (e) below) of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Change of Control at a price equal to the Special Conversion Price. The special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any shares of Preferred Stock.

         (b) Fundamental Change. Upon the occurrence of a Fundamental Change (as defined in paragraph (e) below) with respect to the Corporation, each holder of Preferred Stock shall have a special conversion right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price. Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the Preferred Stock would have owned immediately after the Fundamental Change if the holders had converted the Preferred Stock immediately before the effective date of the Fundamental Change as provided pursuant to Section 3(d)(ix).

         (c) Notice. Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within 30 days after such occurrence, the Corporation shall mail to each registered holder of Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

             (i) the event constituting the Change of Control or Fundamental Change, together with such other information as may be required pursuant to the securities laws;

             (ii) the conversion date upon exercise of the applicable special conversion right;

             (iii) the Special Conversion Price;

             (iv) the price of the Common Stock on the last Trading Day prior to the date of the notice;

             (v) the Conversion Price then in effect under Section 3 and the continuing conversion rights, if any, under Section 3;

             (vi) the name and address of the paying agent and Conversion Agent;

             (vii) that the holders who want to convert shares of Preferred Stock must exercise such conversion right within the 45-day period after the mailing of such notice by the Corporation;

             (viii) that exercise of such conversion right shall be irrevocable except that holders shall have the right to withdraw their election to exercise the special conversion right at any time prior to the conversion date by providing timely written, telegraphic or facsimile transmission notice of withdrawal to the Conversion Agent and no dividends on shares of Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

             (ix) that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all shares of Preferred Stock tendered for conversion.

         (d) Exercise Procedures. A holder of Preferred Stock must exercise the special conversion right within the 45-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with Section 3 to the extent the procedures in Section 3 are consistent with the special provisions of this
Section 9. Exercise of such conversion right shall, except as provided above, be irrevocable and dividends on Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 45th day after the mailing of the Special Conversion Notice.

         (e) Definitions. The following definitions shall apply to terms used in this Section 9:

             (i) A "Change of Control" with respect to the Corporation shall be deemed to have occurred in the event that any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership (within the meaning of the aforesaid Section 13(d)) of 50% of the Common Stock; provided, that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change.

             (ii) A "Fundamental Change" with respect to the Corporation means
         (i) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (b) any consolidation or merger of the Corporation in which the holders of Common Stock of the Corporation immediately prior to such transaction own, directly or indirectly, (1) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). The phrase "all or substantially all" as used in this definition in reference to the Common Stock shall mean 66-2/3% or more of the aggregate outstanding amount.

             (iii) The "Special Conversion Price" shall mean the higher of the Market Value of the Common Stock or $5.17 per share; provided, however, that each time the then prevailing Conversion Price shall be adjusted as provided elsewhere herein, such dollar amount shall likewise be adjusted so that the ratio of such dollar amount to the then prevailing Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $5.17 to the initial Conversion Price (without giving effect to any adjustment).

             (iv) The "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the last reported sales prices of the Common Stock or such other Marketable Stock, as the case may be, for the five Trading Days ending on the last Business Day preceding the date of the Change of Control or Fundamental Change, provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales prices per share of such Marketable Stock during the first five Business Days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on a national securities exchange, the NASDAQ NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

             (v) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will upon distribution thereof, be) listed or quoted on a national securities exchange, the NASDAQ NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

         SECTION 10. PAYMENTS. The Corporation may provide funds for any payment of the Redemption Price for any shares of Preferred Stock or any amount distributable with respect to any Preferred Stock under Sections 6 and 9 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000, in trust for the benefit of the holders of such shares of Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payments by the holders of such shares of Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 10 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 10, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall require to be paid by the Corporation.

         Any payment which may be owed for the payment of the Redemption Price for any shares of Preferred Stock pursuant to Section 6 or the payment of any amount distributable with respect to any shares of Preferred Stock under Section 9 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which such funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable. The Corporation may deposit Debentures to be exchanged for shares of Preferred Stock in the manner contemplated by the preceding paragraph, but the interest accruing on such Debentures shall accrue to the former holders of the Preferred Stock entitled thereto.

         Subject to applicable escheat laws, if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 10 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to this payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

         SECTION 11. STATUS OF REACQUIRED SHARES. Shares of Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Preferred Stock which have been redeemed pursuant to the terms of Section 6 hereof, shares of Preferred Stock which have been converted into shares of Common Stock and shares of Preferred Stock which have been exchanged for Debentures) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

         SECTION 12. PREEMPTIVE RIGHTS. The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.



         IN WITNESS WHEREOF, this Statement of Designation Establishing the $6.75 Convertible Exchangeable Preferred Stock is executed on behalf of the Corporation by its Senior Vice President.

Dated:  March 30, 1998.

                                            ICO HOLDINGS, INC.


                                            By:       /s/   Robin E. Pacholder
                                               --------------------------------
                                                   Robin E. Pacholder
                                                   Senior Vice President